EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned constitutes and appoints Paula J. Shives, Clarence Otis, Jr. and, C. Bradford Richmond and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended May 25, 2008 and any and all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on this 19th day of May, 2008, by the following persons.

By:	/s/ Leonard L. Berry	By:	/s/ Clarence Otis, Jr.
	Leonard L. Berry		Clarence Otis, Jr.

By:	/s/ Odie C. Donald	By:	/s/ Michael D. Rose
	Odie C. Donald		Michael D. Rose

By:	/s/ David H. Hughes	By:	/s/ Maria A. Sastre
	David H. Hughes		Maria A. Sastre

By:	/s/ Charles A. Ledsinger, Jr.	By:	/s/ Jack A. Smith
	Charles A. Ledsinger, Jr.		Jack A. Smith

By:	/s/ William M. Lewis, Jr.	By:	/s/ Rita P. Wilson
	William M. Lewis, Jr.		Rita P. Wilson

By:	/s/ Cornelius McGillicuddy, III	By:	/s/ C. Bradford Richmond
	Cornelius McGillicuddy, III		C. Bradford Richmond

By:	/s/ Andrew H. Madsen
Andrew H. Madsen